Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Mark R. Gerke
Chief Financial Officer
414.459.4012
markgerke@wsbonline.com

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Six Months Ended June 30, 2018.
WAUWATOSA, WI – 07/31/2018 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $9.4 million, or $0.34 per diluted share for the quarter ended June 30, 2018 compared to $8.9 million, or $0.32 per diluted share for the quarter ended June 30, 2017. Net income per diluted share was $0.59 for the six months ended June 30, 2018 compared to net income per diluted share of $0.55 for the six months ended June 30, 2017.
"We are pleased to report a record second quarter net income of $9.4 million and earnings per share of $0.34," said Douglas Gordon, CEO of Waterstone Financial, Inc. "The Community Banking segment continued its momentum by achieving a year over year 24.2% increase in pre-tax earnings.  Our success stemmed from continued strong loan growth, margin expansion and expense management.  The Mortgage Banking segment continued to be negatively impacted by margin compression during the second quarter of 2018, as market competition remains strong within the industry due to lower refinancing activity and diminished levels of housing inventory.  While the current mortgage banking environment presents challenges, we believe that it will also present opportunities to acquire talent, such as the addition of our New Mexico branch during the second quarter."

Highlights of the Quarter Ended June 30, 2018

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $9.4 million for the quarter ended June 30, 2018, compared to $8.9 million for the quarter ended June 30, 2017.
●	Consolidated return on average assets totaled 2.02% for the quarter ended June 30, 2018 compared to 1.99% for the quarter ended June 30, 2017.
●	Consolidated return on average equity increased 70 bps to 9.40% for the quarter ended June 30, 2018 compared to 8.70% for the quarter ended June 30, 2017.
●
The effective income tax rate amounted to 24.8% for the quarter ended June 30, 2018 compared to 34.3% for the quarter ended June 30, 2017 primarily as a result of the Tax Cuts and Jobs Act reducing the federal rate from 35% to 21%.

●	Dividends declared totaled $0.12 per share during the quarter ended June 30, 2018 amounting to a total of $0.74 in dividends declared per share during the six months ended June 30, 2018.

Community Banking Segment

•	Pre-tax income of the segment totaled $8.5 million for the quarter ended June 30, 2018, which represents a 24.2% increase compared to $6.9 million for the quarter ended June 30, 2017.
•
Net interest income of the segment totaled $13.7 million for the quarter ended June 30, 2018, which represents a 10.6% increase compared to $12.4 million for the quarter ended June 30, 2017. Our net interest margin increased 14 bps to 3.14% for the quarter ended June 30, 2018 compared to 3.00% for the quarter ended June 30, 2017, which was driven by loan growth along with a decrease in borrowing costs.

•
Continued improvement in the overall risk profile of our loan portfolio resulted in a negative provision for loan losses of $250,000 for the quarter ended June 30, 2018 compared to no provision for the quarter ended June 30, 2017. The negative provision reflects recoveries received along with continued sustained improvements in loan quality metrics including: non–accrual loans, loans classified as substandard or watch and loans past due.

•	Average loans held for investment totaled $1.33 billion during the quarter ended June 30, 2018, which represents an increase of $124.0 million, or 10.3% over the comparable quarter in the prior year.
•	Average deposits totaled $991.4 million during the quarter ended June 30, 2018, which represents an increase of $46.4 million, or 5.1%, over the comparable quarter in the prior year.
•
Driven by net interest margin expansion and continued cost control efforts, the efficiency ratio for the community banking segment improved to 44.3% for the quarter ended June 30, 2018, compared to 48.8% for the quarter ended June 30, 2017.

•	Nonperforming assets as percentage of total assets decreased to 0.47% as of June 30, 2018, compared to 0.54% at March 31, 2018 and 0.71% at June 30, 2017.

Mortgage Banking Segment

•	Pre-tax income of the segment totaled $4.0 million for the quarter ended June 30, 2018, which represents a 40.2% decrease compared to $6.7 million for the quarter ended June 30, 2017.
•
Loan originations decreased $45.6 million, or 5.9%, to $721.2 million during the quarter ended June 30, 2018, compared to $766.8 million during the quarter ended June 30, 2017.  Origination volume relative to purchase activity accounted for 92.6% of originations for the quarter ended June 30, 2018 compared to 91.7% of total originations for the quarter ended June 30, 2017.

•	Gross margins on loans sold decreased approximately 10% during the quarter ended June 30, 2018, compared to the quarter ended June 30, 2017.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield, Oak Creek, Oconomowoc/Lake Country, Pewaukee, Waukesha/Brookfield, and West Allis, Wisconsin and a commercial lending office in Minneapolis, Minnesota. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 47 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2018	2017	2018	2017
	(In Thousands, except per share amounts)
Interest income:
Loans	$16,700	14,985	32,158	29,223
Mortgage-related securities	644	678	1,282	1,374
Debt securities, federal funds sold and short-term investments	1,019	877	1,886	1,729
Total interest income	18,363	16,540	35,326	32,326
Interest expense:
Deposits	2,710	1,838	5,024	3,633
Borrowings	1,933	2,221	3,441	4,317
Total interest expense	4,643	4,059	8,465	7,950
Net interest income	13,720	12,481	26,861	24,376
Provision for loan losses	(220)	25	(1,100)	(1,186)
Net interest income after provision for loan losses	13,940	12,456	27,961	25,562
Noninterest income:
Service charges on loans and deposits	491	481	890	848
Increase in cash surrender value of life insurance	473	470	801	788
Loss on sale of available for sale securities	-	(107)	-	(107)
Mortgage banking income	32,090	36,224	56,277	60,911
Other	264	173	533	738
Total noninterest income	33,318	37,241	58,501	63,178
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	26,234	27,584	47,217	47,579
Occupancy, office furniture, and equipment	2,605	2,527	5,244	5,054
Advertising	1,000	869	1,860	1,593
Data processing	623	633	1,248	1,231
Communications	435	397	817	776
Professional fees	647	717	1,347	1,324
Real estate owned	(126)	(133)	191	278
FDIC insurance premiums	105	117	230	237
Other	3,214	3,476	6,730	7,173
Total noninterest expenses	34,737	36,187	64,884	65,245
Income before income taxes	12,521	13,510	21,578	23,495
Income tax expense	3,101	4,622	5,205	8,035
Net income	$9,420	8,888	16,373	15,460
Income per share:
Basic	$0.34	0.32	0.60	0.56
Diluted	$0.34	0.32	0.59	0.55
Weighted average shares outstanding:
Basic	27,504	27,487	27,506	27,406
Diluted	27,742	27,955	27,790	27,913

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	June 30,	December 31,
	2018	2017
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$61,995	$22,306
Federal funds sold	9,332	17,034
Interest-earning deposits in other financial institutions and other short term investments	6,789	9,267
Cash and cash equivalents	78,116	48,607
Securities available for sale (at fair value)	185,018	199,707
Loans held for sale (at fair value)	142,954	149,896
Loans receivable	1,342,136	1,291,814
Less: Allowance for loan losses	13,124	14,077
Loans receivable, net	1,329,012	1,277,737

Office properties and equipment, net	22,770	22,941
Federal Home Loan Bank stock (at cost)	19,350	16,875
Cash surrender value of life insurance	66,977	65,996
Real estate owned, net	2,378	4,558
Prepaid expenses and other assets	30,655	20,084
Total assets	$1,877,230	$1,806,401

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$135,370	$129,597
Money market and savings deposits	153,484	148,804
Time deposits	706,586	688,979
Total deposits	995,440	967,380

Borrowings	432,523	386,285
Advance payments by borrowers for taxes	22,721	4,876
Other liabilities	22,802	35,756
Total liabilities	1,473,486	1,394,297

Shareholders' equity:
Common stock	293	295
Additional paid-in capital	328,450	326,655
Retained earnings	179,267	183,358
Unearned ESOP shares	(18,397)	(18,991)
Accumulated other comprehensive loss, net of taxes	(3,168)	(477)
Cost of shares repurchased	(82,701)	(78,736)
Total shareholders' equity	403,744	412,104
Total liabilities and shareholders' equity	$1,877,230	$1,806,401

Share Information
Shares Outstanding	29,318	29,501
Book Value per share	$13.77	$13.97
Closing market price	$17.05	$17.05
Price to book ratio	123.82%	122.05%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$13,720	13,141	13,324	13,033	12,481
Provision for loan losses	(220)	(880)	-	20	25
Total noninterest income	33,318	25,183	28,181	33,054	37,241
Total noninterest expense	34,737	30,147	32,318	34,316	36,187
Income before income taxes	12,521	9,057	9,187	11,751	13,510
Income tax expense	3,101	2,104	6,072	4,362	4,622
Net income	$9,420	6,953	3,115	7,389	8,888
Income per share – basic	$0.34	0.25	0.11	0.27	0.32
Income per share – diluted	$0.34	0.25	0.11	0.26	0.32
Dividends declared per share	$0.12	0.62	0.12	0.12	0.62

Performance Ratios:
Return on average assets - QTD	2.02%	1.57%	0.67%	1.56%	1.99%
Return on average equity - QTD	9.40%	6.90%	2.98%	7.12%	8.70%
Net interest margin - QTD	3.14%	3.18%	3.08%	2.95%	3.00%

Return on average assets - YTD	1.80%	1.57%	1.43%	1.70%	1.77%
Return on average equity - YTD	8.13%	6.90%	6.32%	7.42%	7.56%
Net interest margin - YTD	3.16%	3.18%	3.00%	2.97%	2.98%

Asset Quality Ratios:
Past due loans to total loans	0.54%	0.53%	0.45%	0.71%	0.74%
Non accrual loans to total loans	0.46%	0.50%	0.47%	0.56%	0.70%
Non performing assets to total assets	0.45%	0.54%	0.59%	0.62%	0.71%

COMMUNITY BANKING SEGMENT
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$13,747	13,304	13,375	13,120	12,433
Provision for loan losses	(250)	(900)	-	-	-
Total noninterest income	1,137	939	974	1,161	995
Total noninterest expense	6,588	7,682	6,939	6,824	6,547
Income before income taxes	8,546	7,461	7,410	7,457	6,881
Income tax expense	1,970	1,668	5,570	2,597	1,902
Net income	$6,576	5,793	1,840	4,860	4,979

Efficiency ratio - QTD	44.27%	53.94%	48.36%	47.78%	48.76%
Efficiency ratio - YTD	49.00%	53.94%	49.98%	50.56%	52.09%

MORTGAGE BANKING SEGMENT
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$(40)	(192)	(72)	(102)	(1)
Provision for loan losses	30	20	-	20	-
Total noninterest income	32,547	24,731	27,645	32,318	36,743
Total noninterest expense	28,493	22,941	25,791	27,882	30,080
Income before income taxes	3,984	1,578	1,782	4,314	6,662
Income tax expense	1,133	435	509	1,767	2,715
Net income	$2,851	1,143	1,273	2,547	3,947

Efficiency ratio - QTD	87.65%	93.49%	93.54%	86.55%	81.87%
Efficiency ratio - YTD	90.16%	93.49%	86.93%	85.00%	84.20%

Loan Originations	721,184	516,020	600,265	684,500	766,759